UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2015


                              PEER TO PEER NETWORK
             (Exact name of registrant as specified in its charter)

          Nevada                       001-33968                  45-4928294
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

2360 Corporate Circle, Suite 400, Henderson, NV                    89074-772
   (Address of principal executive offices)                       (Zip Code)

                                 (702) 608-7360
              (Registrant's telephone number, including area code)

                                       n/a
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 6, 2015, the registrant Peer to Peer Network ("Company") notified 321Lend, Inc. ("321Lend") that it had failed to fulfill certain conditions relating to securing investment (the "Capital Raise") as stated and defined in the Agreement and Plan of Merger dated July 17, 2014 between the parties ("Agreement"). Pursuant to the Agreement, the assets of 321Lend and the merger consideration had been held in escrow pending the successful completion of the Capital Raise. Due to this, 321Lend has been returned to its prior owners and is no longer a subsidiary of the Company, the 18 million shares of Company stock to be issued to 321Lend's founders is returned to the Company for cancellation, the Company shall not issue any warrants to 321Lend founders as stated in the Agreement, and Shin Hwang resigns as Company director.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the termination of the merger and the Agreement as stated in
Item 1.02 above, Shin Hwang has resigned as a member of the Board of Directors of the Company on March 6, 2015.

PEER TO PEER NETWORK


/s/ Marc Lasky
--------------------------------
Marc Lasky
Chief Executive Officer

Date: March 10, 2015

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